                          LICENSE AND ROYALTY AGREEMENT

         THIS LICENSE AND ROYALTY AGREEMENT is made and entered into this 25th day of July, 2003 (the "Effective Date") by and among ENER1, INC. and ENER1
BATTERY COMPANY (hereinafter collectively referred to as "ENER1"), both corporations incorporated in the State of Florida, United States, having their places of business at 550 W. Cypress Creek Road, Suite #120, Fort Lauderdale,
Florida, 33309 and ITOCHU Corporation, a Japanese kabushiki kaisha ("LICENSEE").
ENER1 and LICENSEE are individually referred to in this Agreement as a "Party"
and collectively as "Parties."

         WHEREAS, ENER1 is in the business of creating and marketing technology for energy devices, including batteries, photovoltaic cells, fuel cells and related technology; and

         WHEREAS, LICENSEE desires to license certain ENER1 technology as defined below; and

         WHEREAS, ENER1 and LICENSEE wish to work together on a continuing basis in licensing technologies to LICENSEE, which the Parties expect will result in amendments to this Agreement and/or additional license and royalty agreements, it being the intent of the Parties that, subject to the terms of such amendments and/or agreements, if, as and when executed, all future technology development by either of the Parties in the areas described in the first "WHEREAS" clause above shall be done through LICENSEE.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1      "Affiliate" shall mean any corporation, partnership, joint venture, or other entity (i) in which either Party own or controls, or is owned or controlled by or in common ownership or control with either Party to the extent of holding directly or indirectly, stock or interest representing more than fifty percent (50%) of the aggregate stock or other interest entitled to vote on general decisions reserved to stockholders, partners, or other owners of such entity; or (ii) if a partnership, as to which a Party (and/or any of its
Affiliates) is a general partner.

         1.2      "Confidential Information" shall mean all information not
known or generally available without restrictions on use, including, without limitation, employees' names and qualifications, know-how, trade secrets, intellectual property, operational methods, marketing plans or strategies, product development techniques or plans, processes, designs and design projects, inventions and research projects and other business affairs, including the terms and conditions of this Agreement and the negotiations between the Parties with respect to this Agreement. All Licensed Technology shall constitute Confidential
Information of ENER1. Notwithstanding the foregoing, information subject to any of the following exceptions shall not be considered Confidential Information:

                  (a)      information which is or becomes generally available
                           other than as a result of the breach of this
                           Agreement by either Party;

                  (b)      information, the release of which is expressly
                           authorized in writing by the Party having the legal
                           right to disclose such information; or

                  (c)      information, which is already lawfully known to or
                           independently developed by either Party or their
                           Affiliates without the use of any Confidential
                           Information disclosed hereunder; or

                  (d)      information, which is lawfully obtained from any
                           Third Party.

         1.3      "Know-How" shall mean all knowledge and tangible information whether patentable or not and physical objects related to the technology embodied in the Licensed Patents, including but not limited to formulations, materials, data, schematics, designs, configurations, computer programs, drawings and sketches, testing and test results, regulatory information, whether or not capable of precise, separate description prior to its publication, owned by ENER1 which ENER1 has the right to disclose and license to LICENSEE.

         1.4      "Licensed Patents" shall mean those patents or patent
applications set forth in Exhibit A, regardless as to whether any patent applications may subsequently be withdrawn, opposed or otherwise not prosecuted through to the grant of a patent, and any additional patent applications which may subsequently be added to Exhibit A by a written modification of this
Agreement, signed by both Parties.

         1.5      "Licensed Product and Licensed Process" shall mean, in the case of a Licensed Product, an item sold or intended for sale consisting of or incorporating the Licensed Technology and, in the case of a Licensed Process, a process which uses or incorporates the Licensed Technology.

         1.6      "Licensed Technology" shall mean Licensed Patents and Know-How relating to the Licensed Patents, collectively, and shall expressly exclude any
Third Party Provider licenses which may be required by LICENSEE's product design in which the Licensed Technology is incorporated.

         1.7      "Licensed Territory" shall mean Japan on an exclusive basis.

         1.8      "Third Party" shall mean any party, except Affiliates of
either Party, who is not a party to this Agreement.

         1.9      "Third Party Provider" shall mean any Third Party providing intellectual property which, by design of the product, LICENSEE elects to incorporate into the Licensed Technology or into a Licensed Product or Licensed
Process.

                                    SECTION 2

                                  LICENSE GRANT

         2.1      In accordance with the terms and conditions of this agreement,
ENER1 hereby grants to LICENSEE, as of the Effective Date and until terminated according to the terms hereof, a non-transferable, irrevocable (except to the extent provided in Section 8.2), right and license to use the Licensed
Technology in the Licensed Territory (a) to develop, manufacture, use, sell, and otherwise distribute the Licensed Products in the Licensed Territory and to
perform Licensed Processes in the Licensed Territory and (b) to sublicense within the Licensed Territory, without the right to further sublicense, the use of the Licensed Technology in the Licensed Territory to third parties to manufacture Licensed Products in the Licensed Territory. All sublicenses shall be executed pursuant to an agreement approved by both Parties. LICENSEE's rights and licenses hereunder shall extend to the benefit of its Affiliates, provided that each Affiliate assumes and agrees in writing to abide by the obligations, including the obligation to pay royalties under Article 3 herein, and to permit
ENER1 to audit its records as provided herein in accordance with Section 8.1 and restrictions established hereunder. LICENSEE shall be responsible for any breach of the terms and conditions of this Agreement by its Affiliates.

         2.2      The license grant provided in Section 2.1 shall be exclusive and apply only within Japan. All additional licenses, including non-exclusive licenses outside the Licensed Territory shall be mutually agreed upon between
ENER1 and LICENSEE in advance as separate agreements or amendments to this
Agreement. Notwithstanding the foregoing, ENER1 agrees not to provide any exclusive rights to the Licensed Technology to any Third Party for territories outside the Licensed Territory. Provided however that LICENSEE represents
Licensed Technology to companies having its principal office in Japan and its affiliate outside Territory subject to Ener1's right to determine the conditions of such sublicenses.

         2.3      The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not included in Licensed Technology. In particular, and not in limitation of the foregoing restriction, the license does not confer to LICENSEE the right to use the Licensed Technology or any part thereof for any purpose other than as permitted hereunder.

         2.4      In conjunction with the license of the Licensed Technology provided in this Agreement, ENER1 covenants and agrees to fully disclose all
Licensed Technology to LICENSEE and all Know-How and background information in
ENER1's possession that is reasonably necessary for LICENSEE to utilize the
Licensed Technology.

                                    SECTION 3

                       IMPROVEMENTS AND TECHNICAL SUPPORT

         3.1      During the term of this Agreement, ENER1 shall promptly
disclose in writing to LICENSEE any updates, improvements, enhancements, amendments or modifications to the Licensed Technology and such updates, improvements, enhancements, amendments and modifications shall be deemed to be included in the definition of Licensed Technology and included in the scope of the license grant provided herein.

         3.2      If, during the term of this Agreement, ENER1 develops
technology related to any energy device technology that is not covered by
Section 3.1 above and not included in the scope of the Licensed Technology,
ENER1 agrees to (a) offer LICENSEE a 30 day option to negotiate a license to such technology in the Licensed Territory on mutually agreeable terms and conditions; and (b) provide LICENSEE an option to negotiate a license prior to
ENER1's entering into any icensing agreement for any such technology or intellectual property owned or controlled by ENER1 for use in Japan.

         3.3      Upon the request of LICENSEE, ENER1 shall provide LICENSEE with technical assistance and support associated with LICENSEE's application, use, development, manufacture, sale and distribution of the Licensed Technology, including explanations and demonstrations of Know-How ("Technical Support").
LICENSEE shall reimburse ENER1 for reasonable out-of-pocket expenses, approved by LICENSEE in writing. In addition to Technical Support, upon the written request of LICENSEE, ENER1 shall provide LICENSEE personnel with training in the use and application of the Licensed Technology, including all related Know-How.
Training provided pursuant to this clause may be performed at either LICENSEE's or ENER1's business premises, as agreed by the Parties, or at a different location upon the agreement of the Parties. LICENSEE shall be responsible for travel, accommodation and out-of-pocket expenses associated with its personnel and the personnel of ENER1 in the performance of the above activities. All
LICENSEE personnel participating in the training provided for herein shall execute a confidentiality agreement consistent with the confidentiality provisions of this Agreement.

                                    SECTION 4

                                    ROYALTIES

         4.1      For the rights, privileges and licenses granted hereunder,
LICENSEE shall pay to ENER1 a licensing fee of One Dollar (US $1.00) (the
"Licensing Fee") upon execution of this Agreement.

         4.2      In addition to the Licensing Fee set forth in Section 4.1
above, LICENSEE shall pay to ENER1 royalties for the sale, use, lease or other disposition of Licensed Products and Licensed Processes, including the use of any Licensed Product or Licensed Process by LICENSEE for their own purposes.
LICENSEE shall pay to ENER1 the following royalties per Licensed Product shipped or Licensed Process performed:

                  (a)      Royalties in the amount of fifteen percent (15.0%) of
                           all gross royalties received as a result of any
                           sublicense of the Licensed Technology together with
                           technology licensed from ITOCHU Corporation for high
                           rate lithium ion battery technology;

                  (b)      Royalties in the amount of fifty percent (50.0%) of
                           all gross royalties received as a result of any
                           sublicense of solely the Licensed Technology,
                           including fuel cells and solar cells;

                  (c)      Royalties in the amount of thirty percent (30.0%) of
                           all gross royalties received as a result of any
                           sublicense of Jointly Owned Intellectual Property (as
                           defined below) for high rate lithium ion battery
                           technology, excluding cases provided for in
                           subsection (a) above; and

                  (d)      Royalties in the amount of Two point five percent
                           2.5%of all revenue from sales of Licensed Products by
                           or through LICENSEE.

         The Parties shall discuss and mutually agree on appropriate royalty rates for use of the Licensed Technology in instances not covered in any of the above categories. Royalties are due quarterly (March 31, June 30, September 30, and December 31) and are to be paid no later than 30 days after the end of the quarter. For purposes of this Section and this Agreement, "gross royalties"
shall be determined by subtracting any royalties paid to Third Parties for licenses required to use the Licensed Technology.

                                    SECTION 5

                       OWNERSHIP OF INTELLECTUAL PROPERTY

         5.1      Ownership of Independently Developed Intellectual Property.
Each Party shall retain all intellectual property and property rights in its respective works and inventions that are not the result of the development work performed under this Agreement. The Licensed Technology defined in Exhibit A and
Licensed Trademarks defined in Exhibit B, shall remain the exclusive property of
ENER1.

         5.2      Ownership of Jointly Developed Intellectual Property. The
Parties shall have joint ownership rights in and to all intellectual property developed as a result of the engineering work performed jointly by the Parties pursuant to this Agreement or any updates, improvements, enhancements, amendments or modifications made by LICENSEE to the Licensed Technology (the
"Jointly Owned Intellectual Property"). The Parties shall have the right to jointly obtain and hold in their joint names, copyrights, registrations, patents, or such other protection as may be appropriate to the subject matter and any extensions and renewals thereof, relative to the Jointly Owned
Intellectual Property. Notwithstanding the foregoing, the Licensed Technology shall remain the exclusive property of ENER1. Should either ENER1 or LICENSEE, or both, desire to seek patent protection in Japan or any other country for any
Jointly Owned Intellectual Property, the Parties shall negotiate a separate agreement for the equal sharing of costs related to obtaining such patents and enforcing such patents against an infringer. In the event one of the Parties elects not to join with the other Party in seeking such patent protection, the
Party electing to not join in seeking the patent protection shall irrevocably assign, without any requirement of further consideration, any right, title, or interest it may have in the intellectual property in the jurisdiction for which the other Party is seeking to obtain or enforce the patent. Upon request of the
Party electing to seek or enforce the patent, the other Party shall take such further non-monetary actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. In the event of any liquidation or dissolution of LICENSEE,
LICENSEE's rights in respect to any Jointly Owned Intellectual Property shall accrue to and be irrevocably transferred to, and jointly owned by, ENER1 and
ITOCHU in the ratio of 49% ENER1 to 51% ITOCHU.

         5.3      Use of Jointly Developed Intellectual Property.  During the
term of this Agreement LICENSEE shall have the exclusive right to use, in any manner, all Jointly Owned Intellectual Property on a worldwide basis. Following the termination of this Agreement, each Party shall have the free right to independently use and/or license Jointly Owned Intellectual Property, without the consent of the other Party, provided, however, that neither Party shall be entitled to grant any exclusive licenses as to such Jointly Owned Intellectual
Property; and provided further that each Party shall account and pay semi-annually to the other Party thirty percent (30%) of all royalties, license fees, and/or other profits in whatsoever form they may be received as a result of using such Jointly-Owned Intellectual Property. Each Party agrees to promptly and completely disclose to the other Party, in writing, any and all technology that qualifies as Jointly Developed Intellectual Property and any royalties resulting therefrom. For purposes of this section, the value of sums received for such Jointly-Owned Intellectual Property shall be defined as the difference between the amount of the total license fee or royalty received, less the average rate charged by ENER1 or LICENSEE in the twelve (12) preceding months for the intellectual property owned independently by either or both ENER1 and
LICENSEE which are contained within such products for which the license fee has been received. The procedures set forth in Section 10 shall be applicable to the reporting and accounting of such royalties.

         5.4      Third Party Intellectual Property, Licenses and Other
Agreements. The Parties acknowledge that LICENSEE may elect to license certain, not yet identified, Third Party Provider owned intellectual properties to incorporate into Licensed Products and Licensed Processes developed under this
Agreement and that ENER1 agrees to be bound by all terms of the Third Party
Provider's licenses and related agreements, provided that ENER1 shall be permitted prior approval of any such licenses or related agreements, such approval not to be unreasonably withheld, so long as such licenses or other agreements would not impose performance requirements on ENER1 after the execution date of this Agreement.

                                    SECTION 6

                                 CONFIDENTIALITY

         6.1      Each Party acknowledges that the Confidential Information
constitutes and shall constitute valuable assets and trade secrets. Accordingly, when a Party (the "Receiving Party") receives confidential information from the other Party (the "Owning Party") the Receiving Party shall, both during the term of this Agreement and for three (3) years following the termination thereof, (i)
keep secret and retain in strict confidence any Confidential Information received from the Owning Party, (ii) not disclose to any Third Party any
Confidential Information received from the Owning Party for any reason whatsoever, (iii) not disclose any Confidential Information received from the
Owning Party to the Receiving Party's (and/or any of its Affiliates') employees, except on a need-to-know basis and only after instructing each such employee not to disclose or otherwise make available any Confidential Information to any
Third Party unless having received a signed Confidentiality Statement acknowledging the obligations set forth in this Section from each such Third
Party, and provided each such employee is bound by confidentiality obligations under the employment policies, Code of Conduct, and employee relationship requirements with the employer and (iv) not make use of any Confidential
Information received from the Owning Party for its own purposes or for the benefit of any Third Party except as authorized by this Agreement.

         6.2      In the event of any legal action or proceeding or asserted requirement under applicable law or government regulations requesting or demanding the Receiving Party disclose any Confidential Information, the
Receiving Party shall immediately notify the Owning Party in writing of such request or demand so that the Owning Party may seek an appropriate protective order or take other protective measures. The Receiving Party shall, upon the request of the Owning Party, cooperate reasonably with the Owning Party in contesting such request or demand at the expense of the Owning Party including, without limitation, consulting with the Owning Party as to the advisability of taking legally available steps to resist or narrow such request or demand. If in the absence of a protective order or a waiver hereunder from the Owning Party, the Receiving Party, in the reasonable written opinion of the Receiving Party's legal counsel, is legally compelled to disclose any Confidential Information, the Receiving Party may disclose such Confidential Information without liability hereunder; provided, however, the Receiving Party (a) shall furnish only that portion of the Confidential Information which is legally required, and (b) shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of the
Confidential Information to be disclosed as the Owning Party designates.

         6.3      In the event the Receiving Party becomes aware that any person or entity (including, but not limited to, any Affiliate or employee of the
Receiving Party) is taking, threatens to take or has taken any action which would violate any of the foregoing provisions of this Agreement, the Receiving
Party shall promptly and fully advise the Owning Party (with written confirmation as soon as practicable thereafter) of all facts known to the
Receiving Party concerning such action or threatened action. The Receiving Party shall not in any way aid, abet or encourage any such action or threatened action, and the Receiving Party agrees to use commercially reasonable non-monetary efforts to prevent such action or threatened action, including, but not limited to, assigning any cause of action it may have relating to the violation of the foregoing provisions to the Owning Party, and the Receiving
Party agrees to do all reasonable things and cooperate in all reasonable ways as may be requested by the Owning Party to protect the trade secrets and proprietary rights of the Owning Party in and to the Confidential Information.

         6.4      The terms and conditions of this Agreement will not be
disclosed by either Party, except with the prior written consent of the other
Party, or as may be required by law or necessary to establish its rights hereunder. Notwithstanding the foregoing, (i) each Party shall have the right to disclose the terms and conditions of this Agreement, if necessary, to any legal counsel of such Party as may be required to establish its rights hereunder, and
(ii) subsequent to the execution of this Agreement, the Parties may jointly or individually issue press releases or otherwise publicly disclose the Parties'
relationship, provided (a) such Party has obtained the prior written approval of the content of such disclosure from the other Party and (b) that such disclosure does not include information which would be prohibited from disclosure by either
Party pursuant to this Agreement. The approval of such press release or other disclosure of the Parties' relationship shall be given by a Party within five
(5) business days following the request by the other Party, or in the event the approval is not given, the disapproving Party shall provide commercially reasonable objections.

                                    SECTION 7

               REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS

         7.1      EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ENER1
MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED AS TO
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO
THE LICENSED TECHNOLOGY OR KNOW-HOW PROVIDED PURSUANT TO THIS AGREEMENT.

         7.2.     UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY
INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF
EARNINGS, PROFIT OR GOODWILL SUFFERED BY ANY PERSON OR ENTITY, INCLUDING THE
OTHER PARTY, CAUSED DIRECTLY OR INDIRECTLY AS A RESULT OF THIS AGREEMENT, BY ANY
LICENSE OR SUBLICENSE GRANTED HEREUNDER, OR BY EACH PARTY'S PERFORMANCE OR
NON-PERFORMANCE OF THIS AGREEMENT, EVEN IF SUCH PARTY IS NOTIFIED BY THE OTHER
PARTY OR ANY THIRD PARTY OF THE POSSIBILITY OF SUCH DAMAGES.

         7.3      ENER1 represents and warrants to LICENSEE as follows:

                  (a)      To the best of its knowledge, ENER1 owns or possesses
                           sufficient title and ownership to all Licensed
                           Technology without any conflict with, or infringement
                           of, the rights of others.  Without limiting the
                           generality of the foregoing, there are currently no
                           assignments of, or security interests in force with
                           respect to, the Licensed Technology.

                  (b)      There are no outstanding options, licenses, or
                           agreements of any kind relating to the Licensed
                           Technology, nor is ENER1 bound by or a party to any
                           options, licenses or agreements of any kind with
                           respect to the patents, trademarks, service marks,
                           trade names, copyrights, trade secrets, licenses,
                           information, proprietary rights and processes of any
                           other person or entity.

                  (c)      ENER1 has not received any communications alleging
                           that the Licensed Technology or ENER1 has violated
                           or, by conducting its business, would violate any of
                           the patents, trademarks, service marks, trade names,
                           copyrights, trade secrets or other proprietary rights
                           or processes of any other person or entity.

                  (d)      ENER1 is not aware that any of its employees is
                           obligated under any contract (including license,
                           covenants or commitments of any nature) or other
                           agreement, or subject to any judgment, decree or
                           order of any court or administrative agency, that
                           would interfere with the use of such employee's best
                           efforts to promote the interest of ENER1 or that
                           would conflict with ENER1's business.

                  (e)      Neither the execution or delivery of this Agreement,
                           nor the carrying on of ENER1's business by the
                           employees of ENER1, nor the conduct of ENER1's
                           business as proposed, will, to ENER1's knowledge,
                           conflict with or result in a breach of the terms,
                           conditions, or provisions of, or constitute a default
                           under, any contract, covenant or instrument under
                           which any such employee is now obligated.
                  (f)      ENER1 does not believe that in connection with
                           LICENSEE's use of the Licensed Technology pursuant to
                           this Agreement it is or will be necessary to use any
                           inventions of any of its employees (or persons it
                           currently intends to hire) made prior to their
                           employment by ENER1.

         7.4      During the  term of this Agreement, ENER1 shall not assign or grant any security interest, ownership or other rights in any of the Licensed
Technology without the prior consent of LICENSEE, such consent not to be withheld unreasonably.

         7.5      ENER1 shall indemnify and hold LICENSEE harmless from any and all claims, costs, damages and expenses arising out of a breach of any of
ENER1's representations contained in Section 7.3 or based on any allegation that the Licensed Technology infringes the rights of a Third Party. ENER1's indemnity obligations contained in this Section 7.4 shall be limited to the dollar amount of royalties that have been received, or are to be received, by ENER1 from
LICENSEE pursuant to this Agreement. For the avoidance of doubt, any future royalties may be set off and withheld by LICENSEE until all claims, costs, damages and expenses have been compensated.

                                    SECTION 8

                                USE OF TRADEMARKS

         8.1      Trademark License. Subject to the terms and conditions of this
Agreement and for no additional consideration, LICENSEE is hereby granted an exclusive, non-transferable, non-assignable worldwide license, to use (with the right to sublicense to sub-manufacturers and customers as set forth in this
Agreement), the Licensed Trademarks owned by ENER1 listed in Exhibit B (a) on any Licensed Product(s) and in connection with the sale of Licensed Processes, and (b) in any advertising, packaging, marketing, technical or other materials related to such Licensed Product(s) and Licensed Process(es). LICENSEE agrees not to apply to register or register, and agrees to obtain the agreement of the sub-manufacturers and its customers not to apply to register or register, any
Licensed Trademarks. LICENSEE shall not contest, and agrees to obtain the agreement of the sub-manufacturer and its customers not to contest, ENER1's ownership of, or rights in, the Licensed Trademarks. The obligations stated in this Section 8.1 ("Trademark License") and Section 8.2 ("Rules on Usage") and
Section 8.3 ("Quality Control") and Section 8.4 ("Inspection") are material terms of this Agreement. Breach by LICENSEE thereof shall give rise to the rights and remedies stated in this Agreement for breach of material terms and conditions.

         8.2      Rules on Usage.  LICENSEE shall clearly indicate ENER1's
ownership of the Licensed Trademarks. All such usage shall inure to ENER1's benefit. In the event that ENER1 notifies LICENSEE that LICENSEE has failed to meet the requirements above, LICENSEE shall within fifteen (15) days of notice from ENER1 correct any deficiencies that ENER1 identifies or cease using the
Licensed Trademarks. If LICENSEE fails to correct any such deficiencies,
LICENSEE shall suspend distribution of the products containing such deficiencies until LICENSEE has corrected all such deficiencies.

                  (a)      LICENSEE agrees with respect to each registered
Licensed Trademark, to include in each advertisement, brochure, or other such use of the Licensed Trademark, the trademark symbol "®" and the following statement:
                           "ENER1" is a registered trademark of ENER1, INC.,
                           ENER1 BATTERY COMPANY or one or more of their
                           affiliates, Fort Lauderdale, Florida U.S.A.

                                       10

                  (b)      Unless otherwise notified in writing by ENER1,
LICENSEE agrees with respect to the Licensed Trademarks to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:

                           "[Licensed Trademark]" is a trademark of ENER1, Inc.,
                           ENER1 BATTERY COMPANY or one or more of their
                           affiliates, Fort Lauderdale, Florida U.S.A.

         8.3      Quality Control.  LICENSEE shall not use the Licensed
Trademarks in any manner that would be offensive to good taste or would injure the reputation of ENER1, its Affiliates or the Licensed Trademarks.

         8.4      Inspection.  ENER1 may, itself or through its reasonably
designated representative, inspect and analyze at ENER1's cost and expense
Licensed Products and Licensed Processes sold under the Licensed Trademarks, and as necessary, the premises and operations of LICENSEE, at LICENSEE's place of business, in order to ensure that Licensed Products and Licensed Processes sold under the Licensed Trademarks meet ENER1's quality standards. If such inspection reveals deficiencies in the quality of Licensed Products and Licensed Processes bearing the Licensed Trademarks, which, in the sole reasonable judgment of
ENER1, would adversely reflect upon ENER1 or the Licensed Trademarks, LICENSEE shall promptly rectify all deficiencies in quality to the satisfaction of ENER1.

                                    SECTION 9

                              TERM AND TERMINATION

         9.1      This Agreement shall become effective upon execution by both
Parties hereto and remain in full force and effect until terminated pursuant to
Section 9.2.

         9.2      This Agreement shall terminate thirty (30) days after receipt of written notice upon the occurrence of any of the following:

                  (a)      LICENSEE fails to pay ENER1 royalties as provided in
                           Section 4.2 within thirty (30) days after receipt of
                           written notice from ENER1; provided, however, that if
                           any amount is contested, such amount, if not paid[,]
                           shall be placed into a court registry or similar
                           unrelated third party escrow pending resolution of
                           the dispute, and provided further, that no such
                           termination shall be effective until a final
                           resolution of such matter in favor of ENER1; or

                                       11

                  (b)      Upon any material breach or default of this Agreement
                           by any Party (the "Breaching Party"), the
                           non-breaching Party shall have the right to terminate
                           this Agreement and the rights, privileges and license
                           granted hereunder unless the Breaching Party cures
                           any such breach or default within thirty (30) days
                           after receipt of written notice from the
                           non-breaching Party; provided, however, that if such
                           breach or default is disputed by the Breaching Party,
                           no purported termination of this Agreement shall be
                           valid until such matter has been finally resolved;
                           and provided, further, if the Breaching Party shall
                           be in breach or default of the same provision twice
                           within any six (6) month period, the non-breaching
                           Party shall have the right to terminate this
                           Agreement immediately upon notice to the Breaching
                           Party of such second occurrence without providing the
                           Breaching Party the thirty (30) days notice and cure
                           period.

         9.3      Upon termination of this Agreement for failure to maintain quality as provided in Section 8.3, LICENSEE shall immediately cease all use of the Licensed Trademarks. Notwithstanding any other provision hereof, any material breach or default based on LICENSEE's use of the Licensed Trademarks shall only apply LICENSEE's use of the Licensed Trademarks, and shall not impact the validity of any other part of this Agreement or the license of the Licensed
Technology.

         9.4      Should LICENSEE fail to enter into any agreement that would result in the payment of royalties to ENER1 pursuant to Section 4.2 within one
(1) year of this Agreement, the exclusivity for use of the Licensed Technology in Japan provided in Section 2.2 shall terminate upon thirty (30) days written notice from ENER1 and this Agreement shall be deemed to be non-exclusive for the entire Licensed Territory.

         9.5      Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation arising prior to the effective date of such termination. LICENSEE may, however, after the effective date of such termination, sell all Licensed Products then in its possession, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to
ENER1 the royalties thereon as required by Section 4 of this Agreement and shall submit the reports required by Section 10 hereof.

         9.6      Upon termination of this Agreement for any reason, each Party shall, at the option of the other Party, return or destroy all Confidential
Information, including but not limited to Licensed Technology, in its possession owned by the other Party, and LICENSEE shall cease to use any part of the
Licensed Technology for any purpose whatsoever, except as specifically allowed under Section 9.5 above.

         9.7      LICENSEE acknowledges that ENER1 has no adequate remedy at law in the event that LICENSEE were to use the marks in a manner not authorized by this agreement, and that ENER1, in such circumstances, is therefore entitled to injunctive or other equitable relief.

         9.8      Sections 4, 5, 6, 7, 8, 9 and 10 shall survive termination of this Agreement.

                                       12

                                   SECTION 10

                               REPORTS AND RECORDS

         10.1  LICENSEE shall keep complete and accurate records of the manufacture, sale and distribution of Licensed Products and Licensed Processes, including use and manufacture by sublicensees, (collectively, "Sales and Use
Records"). Sales and Use Records shall be kept at LICENSEE' principal place of business. Upon prior written notice to LICENSEE, ENER1 shall have the right, one time each year during normal business hours, without unreasonable interference with LICENSEE' business operations, and at ENER1's expense, to have a reputable and internationally recognized independent certified auditor, subject to an appropriate confidentiality agreement, review and audit records in relation to the royalties and compensation under this Agreement for the preceding (3) three years. Any adjustments due to overpayment or underpayment of royalties shall be made at the next date when royalty payments to ENER1 are due. If the underpayment of royalties due to ENER1 is greater than ten percent (10%),
LICENSEE agrees to reimburse ENER1 for its review and audit expenses, unless such underpayment of royalties occurs due to a mistake made by LICENSEE in good faith or situations beyond LICENSEE's reasonable control.

                                   SECTION 11

                               GENERAL PROVISIONS

         11.1. Notices. All notices, demands or other communications given under this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

                  (a)      If to ENER1:              Peter Novak, CTO
                                                     ENER1, Inc.
                                                     550 W. Cypress Creek Rd., Suite 120
                                                     Ft. Lauderdale, Florida 33309
                                                     U.S.A
                                                     Facsimile: 954.202.2884

                           With a copy to:           Ronald Stewart, CEO
                                                     ENER1, Inc.
                                                     550 W. Cypress Creek Rd., Suite 120
                                                     Ft. Lauderdale, Florida 33309
                                                     U.S.A
                                                     Facsimile: 954.229.7595

                  (b)      If to LICENSEE:           Toshihiko Fujioka, Deputy Manager
                                                     Planning & Business Development Office
                                                     Industrial Machinery Division
                                                     ITOCHU Corporation
                                                     2-5-1 Kita-Aoyama
                                                     Minato-ku, Tokyo 107-8077
                                                     Japan
                                                     Facsimile: 81-3-3497-2345

                                       13

or to such other address which each Party may designate by notice in writing.
Each such notice, demand or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed given for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         11.2.    Governing Law. The construction and interpretation of this
Agreement and the rights of the Parties shall be governed by the laws of the
State of New York, USA, without regard to its conflicts of laws provisions. The state and federal courts located in New York shall have exclusive jurisdiction over any dispute arising from or in connection with this Agreement not otherwise submitted to arbitration. Each Party hereby consents to the personal jurisdiction of the state and federal courts in New York in any such dispute arising from or relating to this Agreement. Each Party further agrees that services of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein. Any award or injunctive relief granted in any dispute may be enforced by either Party in either the courts of the State of New York or in the
United States District Courts located in New York City. The Parties hereby expressly waive their rights to trial by jury.

         11.3     Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the Parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto or their respective successors and assigns as permitted hereunder. Except for assignment to an Affiliate, neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party hereto. Except as provided in Section 11.12, in the event of any assignment to an Affiliate, the transferring Party shall remain responsible for the performance of such affiliate under this Agreement.

         11.4     Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to such matters. No amendment to this
Agreement shall be made except by an instrument in writing signed on behalf each
Party.

                                       14

         11.5     Severability. If any court or arbiter of applicable
jurisdiction determines that any of the agreements, covenants and undertakings set forth herein, or any part thereof, is invalid or unenforceable, the provision shall, to the extent possible, be restated to reflect the original intention of the Parties, and the remainder of this Agreement shall be given full effect, without regard to the invalid or restated portions.

         11.6     Waiver. The failure of either Party to assert a right
hereunder or to insist upon compliance with any term or condition of this
Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

         11.7     Taxes. Each Party shall be liable for any and all taxes,
duties or levies, however designated or computed assessed against such Party in conjunction with any payments made pursuant to this Agreement.

         11.8     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         11.9     Compliance with Laws. In performing under this Agreement, both
Parties agree to comply with all applicable laws, rules, and regulations of any governmental entity.

         11.10    Force Majeure. Neither party shall be liable to the other
party for any loss or damage due to delays or failure to perform resulting from an event of "force majeure," including without limitation, acts of God;
accident; war; fire; lockout; strike or labor dispute; riot or civil commotion;
act of the public enemy; enactment, rule, order or act of civil or military authority; acts or omissions of the other Party; judicial action; inability to secure adequate materials, labor, or facilities; defaults of subcontractors or suppliers as a result of "force majeure"; the inability of carriers to make scheduled deliveries; or any other event beyond the reasonable control of either
Party.

         11.11    Registration.  Upon the request of LICENSEE, LICENSEE shall have the right to register this Agreement with the United States Patent and
Trademark Office and shall also have the right to register the exclusive right of license for any Licensed Patents with the patent office of Japan. ENER1 shall provide LICENSEE with any assistance necessary to complete the registration process, provided that LICENSEE shall be responsible for any registration costs or fees.

             [The remainder of this page intentionally left blank.]

                                       15

         11.12    Transfer by LICENSEE.  Notwithstanding any other provision of this Agreement, ENER1 acknowledges and agrees that ITOCHU Corporation, as the initial LICENSEE, may transfer all of its rights and obligations under this
Agreement to EnerStruct, Inc., a Japanese kabushiki kaisha ("EnerStruct"), which
ITOCHU Corporation has agreed to establish after the execution of this
Agreement. Upon such transfer to EnerStruct, ITOCHU shall be fully released from any and all obligations arising under this Agreement to ENER1 or otherwise. The
Parties acknowledge that pursuant to that certain Master Agreement, executed by the Parties simultaneously with this Agreement also requires ITOCHU Corporation to transfer this Agreement to EnerStruct upon the completion of certain conditions.

         IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.

LICENSEE                                  ENER1, INC.

By:____________________________           By: __________________________
         (Signature)                                (Signature)
Name: ________________________            Name: _______________________
         (Name Printed)                             (Name Printed)
Title: _________________________          Title: ________________________

Date: _________________________           Date: ________________________

                                           ENER1 BATTERY COMPANY

                                           By: __________________________
                                                      (Signature)
                                           Name: _______________________
                                                      (Name Printed)
                                           Title: ________________________

                                           Date: ________________________

                                       16

                                    EXHIBIT A

                               LICENSED TECHNOLOGY

         Licensed Patents shall be defined as:

         1.       U.S. Patent Application No. 10/038,556
                  SOLID POLYMER ELECTROLYTE LITHIUM BATTERY
                  Atty Docket No. 7053-1]

                  PCT Patent Application No. PCT/US02/24753 Atty Docket
                  No.7053-1 WO

         2.       U.S. Patent Application No. 10/108,140

                  METHODS AND APPARATUS FOR DEPOSITION OF THIN FILMS
                  Atty Docket No. 7053-7

                  PCT Patent Application No. PCT/US03/09375 Atty Docket
                  No.7053-7WO

         3.       Japan Patent Application No.2003-274990 (jointly applied
                  together with Itochu Corp on July 15,2003)

                  STRUCTURE OF CURRENT COLLECTORS AND ELECTRODES FOR HIGH RATED
                  DISCHARGE AND CHARGE

                                       17

                                    EXHIBIT B

                               LICENSED TRADEMARK

         The Licensed Trademark shall be defined as:

         The word mark ENER1, together with any forms, modifications, and/or logo, as may be expressly approved and authorized by ENER1.